Venture Stores, Inc.
                 Computation of Earnings (Loss) Per Share

(thousands, except per share data)                             EXHIBIT 11


                                                Fiscal Year Ended
                                      January 25,  January 27,  January 28,
                                          1997         1996         1995
Net earnings (loss)                   $ (58,478)   $ (19,855)   $  28,713
Less Preferred dividend                  (2,500)      (2,500)      (2,500)
Net earnings (loss) available to
  common                              $ (60,978)   $ (22,355)   $  26,213

Average outstanding shares               18,025       17,308       17,181

Earnings (loss) per common share      $   (3.38)   $   (1.29)   $    1.53

PRIMARY:

Net earnings (loss)                   $ (58,478)   $ (19,855)   $  28,713
Less Preferred dividend                  (2,500)      (2,500)      (2,500)
Net earnings (loss) available to
  common                              $ (60,978)   $ (22,355)   $  26,213

Average outstanding shares               18,025       17,308       17,181
Net effect of dilutive stock
  options - based on the treasury
  method                                    -             25           51
Average shares for primary
  earnings per share                     18,025       17,333       17,232

Primary earnings (loss) per common
  share                               $   (3.38)   $   (1.29)   $    1.52

FULLY DILUTED:

Net earnings (loss)                   $ (58,478)   $ (19,855)   $  28,713
Less Preferred dividend                  (2,500)      (2,500)      (2,500)
Net earnings (loss) available
  to common                           $ (60,978)   $ (22,355)   $  26,213

Average outstanding shares               18,025       17,308       17,181
Net effect of dilutive stock
  options - based on the treasury
  method                                    -             25           51
Average shares due to conversion
  of preferred stock                        -            -            -
Average shares for fully diluted
  earnings per share                     18,025       17,333       17,232

Fully diluted earnings (loss) per
  common share                        $   (3.38)   $   (1.29)   $    1.52